Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

The Bank Of New York Mellon Trust Company, N.A.
(Exact name of trustee as specified in its charter)

N/A (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

400 South Hope Street, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Legal Department
The Bank of New York Mellon Trust Company, N.A.
225 Liberty Street
New York, NY  10286
(212) 635-1270
(Name, address and telephone number of agent for service)

Nevada Power Company

(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0420104 (I.R.S. employer identification no.)

6226 West Sahara Avenue Las Vegas, Nevada (Address of principal executive offices)	89146 (Zip code)

General and Refunding Mortgage Securities

(Title of the indenture securities)

Item 1.                     General information.

Furnish the following information as to the trustee:

(a)            Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency — United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)            Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.            List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference            as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.              A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A.  (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10)

2.              A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.              A copy of the authorization of the trustee to exercise corporate trust powers.  (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

4.              A copy of the existing by-laws of the trustee.  (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

5.              Not applicable.

6.              The consent of the trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

7.              A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.              Not applicable.

9.              Not applicable.

2

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 11th day of April, 2018.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Valere Boyd
	Name:	Valere Boyd
	Title:	Vice President

3

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2017, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,247
Interest-bearing balances	533,579
Securities:
Held-to-maturity securities	0
Available-for-sale securities	542,018
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,756
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	24,347
Other assets	121,741
Total assets	$2,093,001

LIABILITIES

Deposits:
In domestic offices	602
Noninterest-bearing	602
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	222,312
Total liabilities	222,914
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,123,124
Not available Retained earnings	747,028
Accumulated other comprehensive income	-1,065
Other equity capital components	0
Not available Total bank equity capital	1,870,087
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,870,087
Total liabilities and equity capital	2,093,001

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	)	Directors (Trustees)
Alphonse J. Briand, Director	)